Exhibit 99.1

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On December 14, 2020, PQ Corporation, an indirect, wholly owned subsidiary of PQ Group Holdings Inc. (the “Company”), completed the previously announced sale of its Performance Materials business to Potters Buyer, LLC (the “Purchaser”), an affiliate of The Jordan Company, L.P. pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated October 15, 2020 between PQ Corporation and the Purchaser, for a purchase price of $650.0 million in cash, subject to certain adjustments specified in the Purchase Agreement, including for indebtedness, cash, working capital and transaction expenses of the Performance Materials business at the closing of the transaction (such transaction, the “Transaction”). Pursuant to the Transaction, the Company divested its Performance Materials business to the Purchaser through the sale of the Company’s direct and indirect equity interest in each of the Company’s subsidiaries comprising the Performance Materials business.
The closing of the Transaction triggered PQ Corporation’s obligation to provide partial repayment under both its Amended and Restated Term Loan Credit Agreement, dated May 4, 2016, and its New Term Loan Credit Agreement, dated as of July 22, 2020, of an estimated $275.8 million and $188.7 million, respectively (the “Estimated Required Debt Repayment”).
In connection with the closing of the Transaction, the Company’s Board of Directors declared a special cash dividend of $250.0 million, or $1.80 per share, payable on December 29, 2020 to shareholders of record as of the close of business on December 21, 2020.
In the fourth quarter of 2020, the Performance Materials business met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). As a result, the Performance Materials business will be presented as discontinued operations in the Company’s consolidated financial statements beginning with its Annual Report on Form 10-K for the year ended December 31, 2020.
The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.
The unaudited pro forma financial information presents the Company’s unaudited pro forma condensed consolidated financial statements reflecting the effect of the Transaction as well as the Estimated Required Debt Repayment. The unaudited pro forma condensed consolidated statements of income reflect the effect of the Transaction as if it had occurred on January 1, 2017, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet reflects the Company’s financial position as if the Transaction and the Estimated Required Debt Repayment had occurred on September 30, 2020.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the period ended September 30, 2020.
The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed consolidated financial statements do not purport to project the future operating results or financial position of the Company following the Transaction.

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2020
(In thousands)

	Historical As Reported	(A) Divestiture of Performance Materials		(C) Pro Forma Adjustments	Pro Forma

ASSETS
Cash and cash equivalents	$164,348	$611,695		$(464,509)	$311,534
Accounts receivables, net	196,082	(59,328)		—	136,754
Inventories, net	249,662	(125,648)		—	124,014
Prepaid and other current assets	37,409	(5,558)		—	31,851
Total current assets	647,501	421,161		(464,509)	604,153
Investments in affiliated companies	479,454	(120)		—	479,334
Property, plant and equipment, net	1,135,757	(170,734)		—	965,023
Goodwill	1,263,853	(293,635)		—	970,218
Other intangible assets, net	638,772	(114,055)		—	524,717
Right-of-use lease assets	56,232	(7,924)		—	48,308
Other long-term assets	102,873	(68,818)		—	34,055
Total assets	$4,324,442	$(234,125)		$(464,509)	$3,625,808
LIABILITIES
Notes payable and current maturities of long-term debt	$14,538	$(8,038)		$—	$6,500
Accounts payable	116,797	(29,687)		—	87,110
Operating lease liabilities—current	16,774	(3,146)		—	13,628
Accrued liabilities	86,117	31,871	(B)	—	117,988
Total current liabilities	234,226	(9,000)		—	225,226
Long-term debt, excluding current portion	1,905,007	(56,458)		(455,686)	1,392,863
Deferred income taxes	224,457	(31,220)	(B)	—	193,237
Operating lease liabilities—noncurrent	38,341	(4,499)		—	33,842
Other long-term liabilities	118,225	(18,724)		—	99,501
Total liabilities	2,520,256	(119,901)		(455,686)	1,944,669

EQUITY
Common stock	1,368	—		—	1,368
Preferred stock	—	—		—	—
Additional paid-in capital	1,715,504	—		—	1,715,504
Retained earnings (accumulated deficit)	126,675	(118,868)		(8,823)	(1,016)
Treasury stock	(10,534)	—		—	(10,534)
Accumulated other comprehensive loss	(32,526)	5,534		—	(26,992)
Total PQ Group Holdings Inc. equity	1,800,487	(113,334)		(8,823)	1,678,330
Noncontrolling interest	3,699	(890)		—	2,809
Total equity	1,804,186	(114,224)		(8,823)	1,681,139
Total liabilities and equity	$4,324,442	$(234,125)		$(464,509)	$3,625,808

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Nine Months Ended September 30, 2020
(In thousands, except per share amounts)

	Historical As Reported	(D) Divestiture of Performance Materials	Pro Forma

Sales	$1,101,442	$(280,664)	$820,778
Cost of goods sold	823,503	(208,854)	614,649
Gross profit	277,939	(71,810)	206,129
Selling, general and administrative expenses	119,294	(26,338)	92,956
Other operating expense, net	47,059	(16,585)	30,474
Operating income	111,586	(28,887)	82,699
Equity in net (income) from affiliated companies	(20,025)	—	(20,025)
Interest expense, net	65,372	(12,810)	52,562
Debt extinguishment costs	16,517	—	16,517
Other (income) expense, net	(4,297)	1,201	(3,096)
Income before income taxes and noncontrolling interest	54,019	(17,278)	36,741
Provision for income taxes	29,453	(3,077)	26,376
Net income	24,566	(14,201)	10,365
Less: Net income attributable to the noncontrolling interest	904	(219)	685
Net income attributable to PQ Group Holdings Inc.	$23,662	$(13,982)	$9,680

Net income per share:
Basic income per share	$0.17		$0.07
Diluted income per share	$0.17		$0.07

Weighted average shares outstanding
Basic	135,292,163		135,292,163
Diluted	136,188,033		136,188,033

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2019
(In thousands, except per share amounts)

	Historical As Reported	(D) Divestiture of Performance Materials	Pro Forma

Sales	$1,567,072	$(373,686)	$1,193,386
Cost of goods sold	1,176,550	(281,566)	894,984
Gross profit	390,522	(92,120)	298,402
Selling, general and administrative expenses	166,880	(37,364)	129,516
Other operating expense, net	35,840	(14,462)	21,378
Operating income	187,802	(40,294)	147,508
Equity in net (income) from affiliated companies	(46,034)	12	(46,022)
Interest expense, net	111,525	(24,453)	87,072
Debt extinguishment costs	3,400	—	3,400
Other (income) expense, net	(2,098)	(200)	(2,298)
Income before income taxes and noncontrolling interest	121,009	(15,653)	105,356
Provision for income taxes	40,699	(8,020)	32,679
Net income	80,310	(7,633)	72,677
Less: Net income attributable to the noncontrolling interest	771	(154)	617
Net income attributable to PQ Group Holdings Inc.	$79,539	$(7,479)	$72,060

Net income per share:
Basic income per share	$0.59		$0.54
Diluted income per share	$0.59		$0.53

Weighted average shares outstanding
Basic	134,389,667		134,389,667
Diluted	135,548,694		135,548,694

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2018
(In thousands, except per share amounts)

	Historical As Reported	(D) Divestiture of Performance Materials	Pro Forma

Sales	$1,608,154	$(386,921)	$1,221,233
Cost of goods sold	1,226,520	(308,679)	917,841
Gross profit	381,634	(78,242)	303,392
Selling, general and administrative expenses	168,628	(37,226)	131,402
Other operating expense, net	29,450	(13,023)	16,427
Operating income	183,556	(27,993)	155,563
Equity in net (income) from affiliated companies	(37,611)	42	(37,569)
Interest expense, net	113,723	(22,965)	90,758
Debt extinguishment costs	7,751	—	7,751
Other (income) expense, net	11,077	(191)	10,886
Income before income taxes and noncontrolling interest	88,616	(4,879)	83,737
Provision for income taxes	28,995	1,229	30,224
Net income	59,621	(6,108)	53,513
Less: Net income attributable to the noncontrolling interest	1,321	(213)	1,108
Net income attributable to PQ Group Holdings Inc.	$58,300	$(5,895)	$52,405

Net income per share:
Basic income per share	$0.44		$0.39
Diluted income per share	$0.43		$0.39

Weighted average shares outstanding
Basic	133,380,567		133,380,567
Diluted	134,684,931		134,684,931

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2017
(In thousands, except per share amounts)

	Historical As Reported	(D) Divestiture of Performance Materials	Pro Forma

Sales	$1,472,101	$(333,363)	$1,138,738
Cost of goods sold	1,095,265	(250,807)	844,458
Gross profit	376,836	(82,556)	294,280
Selling, general and administrative expenses	146,723	(33,818)	112,905
Other operating expense, net	64,225	(18,331)	45,894
Operating income	165,888	(30,407)	135,481
Equity in net income from affiliated companies	(38,772)	—	(38,772)
Interest expense, net	179,044	(25,003)	154,041
Debt extinguishment costs	61,886	—	61,886
Other (income) expense, net	24,364	845	25,209
Loss before income taxes and noncontrolling interest	(60,634)	(6,249)	(66,883)
Benefit for income taxes	(119,197)	12,596	(106,601)
Net income	58,563	(18,845)	39,718
Less: Net income attributable to the noncontrolling interest	960	(276)	684
Net income attributable to PQ Group Holdings Inc.	$57,603	$(18,569)	$39,034

Net income per share:
Basic income per share	$0.52		$0.35
Diluted income per share	$0.52		$0.35

Weighted average shares outstanding
Basic	111,299,670		111,299,670
Diluted	111,669,037		111,669,037

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The historical condensed consolidated financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction and Estimated Required Debt Payment, (ii) expected to have a continuing impact on the future results of the Company, and (iii) factually supportable. The special dividend is not reflected in the unaudited pro forma condensed consolidated financial statements as it was not a required use of proceeds from the Transaction.
The unaudited pro forma condensed consolidated financial statements (i) are presented based upon available information and assumptions that the Company believes are reasonable, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Transaction and related events occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the divestiture of the Performance Materials business. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
(A)The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 reflects the following divestiture-related adjustments as if the Transaction occurred on September 30, 2020:
•The cash proceeds received, net of estimated transaction costs and closing adjustments, in connection with the Transaction
•The elimination of the net assets subject to the Performance Materials divestiture
•Estimated income tax provision resulting from the Transaction
•Recognition of a preliminary $118.9 million loss on sale, net of taxes. The actual after-tax loss to be recorded on the sale of Performance Materials may change based on items such as adjustments to the estimated transaction costs as well as final calculations related to the tax basis of the assets. The preliminary estimated loss was calculated as follows (in millions):

Estimated proceeds, net of transaction costs and closing adjustments	$629.7
Performance Materials net assets held for sale	(677.3)
Recognition of accumulated translation adjustments resulting from the sale of Performance Materials’ foreign subsidiaries	(5.5)
Pre-tax loss on the sale of Performance Materials	(53.1)
Estimated tax provision on the sale of Performance Materials	(65.8)
After-tax loss on the sale of Performance Materials	$(118.9)

(B)In addition to the removal of income taxes payable and deferred taxes pursuant to the Transaction, this adjustment reflects preliminary estimates of the Company’s income tax payable of $48.9 million resulting from the Transaction and a net increase in deferred tax liabilities of $16.9 million related to a reduction in a deferred tax asset of $45.6 million from the planned use of net operating loss carryforwards and the reversal of $28.7 million on associated deferred tax liabilities. The estimated tax impacts related to the Transaction are subject to change based on the final calculations of the tax basis of assets as well as actual results related to ongoing 2020 activity in the U.S. Such changes could be significant.
(C)The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 reflects the following pro forma adjustment related to the Estimated Required Debt Repayment. The pro forma adjustment includes the effect of an estimated mandatory repayment of approximately $275.8 million of the Senior Secured Term Loan Facility due February 2027 and an estimated mandatory payment of $188.7 million of the New Senior Secured Term Loan Facility due February 2027. The repayment results in the recognition of an $8.8 million loss on extinguishment of debt, which includes the write-off of $2.8 million of unamortized deferred financing costs and $6.0 million of original issue discount.
(D)The divestiture of the Performance Materials business columns on the unaudited pro forma condensed consolidated statements of income represent the historical financial results directly attributable to the Performance Materials business and the interest expense associated with the Estimated Required Debt Repayment, in accordance with ASC 205-20.